Exhibit 4.6

                              ASSUMPTION AGREEMENT

                                       FOR

                               IWO HOLDINGS, INC.

           This Assumption Agreement (this "Agreement") is entered into as of February 10, 2005, by IWO HOLDINGS, INC., a Delaware corporation (the "Successor"), and each of the other parties hereto (the "Guarantors") in connection with the offering by IWO Escrow Company (the "Company") of $150,000,000 in aggregate principal amount of Senior Secured Floating Rate notes due 2012 (the "Senior Secured Floating Rate Notes") and $140,000,000 principal amount at maturity of its 10.75% Senior Discount Notes due 2015 (the "Senior Discount Notes" and, together with the Senior Secured Floating Rate Notes, the "Notes"). Capitalized terms used, but not defined herein, have the meanings assigned thereto in the Escrow and Security Agreement, dated as of January 3, 2005 (the "Escrow and Security Agreement"), by and among the Company, the Successor, Bear, Stearns & Co. Inc. ("Bear Stearns"), Lehman Brothers Inc. ("Lehman Brothers") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") (Bear Stearns, Lehman Brothers and Merrill Lynch collectively, the "Initial Purchasers") and U.S. BANK NATIONAL ASSOCIATION, as escrow agent, initial collateral agent and trustee.

           On the date hereof, the merger of the Company with and into the Successor pursuant to the Agreement and Plan of Merger, dated as of February 10, 2005 (the "Escrow Merger"), was consummated. Section 1.4(c) of the Escrow and Security Agreement provides that each of the parties listed on the signature pages hereto will deliver this Agreement concurrently with the release of the Escrow Property, whereby each such party will agree to assume the continuing obligations of the Company under the Registration Rights Agreement (defined herein) and the Purchase Agreement (defined herein) as set forth herein.

                                    AGREEMENT

           In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree to as follows:

           1. REGISTRATION RIGHTS AGREEMENT: Each of the Successor and the Guarantors hereby agrees that it has reviewed the Registration Rights Agreement, dated as of January 6, 2005, between the Initial Purchasers and the Company (the "Registration Rights Agreement"), and each of the Successor and the Guarantors further agrees, jointly and severally, to assume each of the continuing obligations of the Company set forth in the Registration Rights Agreement, as if it were an original signatory to the Registration Rights Agreement on the date thereof.

           2. PURCHASE AGREEMENT: Each of the Successor and the Guarantors hereby agrees that it has reviewed the Purchase Agreement, dated as of December 14, 2004, between the Company and the Initial Purchasers (the "Purchase Agreement"), and each of the Successor and the Guarantors further agrees, jointly and severally, to assume each of the continuing obligations of the Company set forth in the Purchase Agreement, as if it were an original signatory to the Purchase Agreement on the date thereof.

           3. NOTICES: Notices, instructions and other communications will be sent as follows:

to Successor or any Guarantor:   IWO Holdings, Inc.
                                 52 Corporate Circle
                                 Albany, New York 12203,
                                 Attn.: Bret Cloward
                                 Telecopier: (315) 797-1721

               with a copy to:   Paul, Weiss, Rifkind, Wharton and Garrison LLP
                                 1285 Avenue of the Americas
                                 New York, New York  10019
                                 Attn.: Raphael M. Russo
                                 Telecopier: (212) 757-3990

    to the Initial Purchasers:   Bear, Stearns & Co. Inc.
                                 Lehman Brothers Inc.
                                 Merrill Lynch, Pierce, Fenner &
                                   Smith Incorporated
                                 c/o Bear, Stearns & Co. Inc.
                                 383 Madison Avenue
                                 New York, New York  10179
                                 Attn.: Paul Finger
                                 Telecopier: (212) 881-9710

               with a copy to:   Latham & Watkins LLP
                                 885 Third Avenue, Suite 1000
                                 New York, New York  10022
                                 Attn.: Ian B. Blumenstein
                                 Telecopier: (212) 751-4864

           All notices and other communications under this Agreement will be in writing in English and will be deemed given (i) on the date of delivery when delivered personally, or (ii) on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy will be followed by delivery of an original by other method of delivery) at the addresses set forth herein (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision).

           4. SUCCESSORS AND ASSIGNS: This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment.

           5. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which counterpart, when so executed and delivered, will be deemed to be an original and all such counterparts together will constitute one and the same instrument.

           6. HEADINGS AND CAPTIONS: The headings and captions included in this Agreement are included solely for convenience of reference and will have no effect on the interpretation or operation of this Agreement.


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
           7. GOVERNING LAW; CONSTRUCTION: THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

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
           The parties hereto have executed this Agreement as of the date first set forth above.


                            Very truly yours,



                            IWO HOLDINGS, INC.

                            By: /s/ Richard Harris
                                ----------------------------------------------
                            Name: Richard Harris
                            Title: Vice President and Chief Financial Officer



                            INDEPENDENT WIRELESS ONE CORPORATION

                            By: /s/ Richard Harris
                                ----------------------------------------------
                            Name: Richard Harris
                            Title: Vice President and Chief Financial Officer



                            INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION

                            By: /s/ Richard Harris
                                ----------------------------------------------
                            Name: Richard Harris
                            Title: Vice President and Chief Financial Officer






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